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                                                                       EXHIBIT 5


                                August 7, 1998


Board of Directors
Mercer Insurance Group, Inc.
10 North Highway 31
Pennington, New Jersey 08534

Re: Registration Statement on Form S-1 (SEC File No. 333-41497)

Gentlemen:

         In connection with the proposed offering by Mercer Insurance Group, Inc. (the "Company") of up to 3,769,444 shares of the Company's common stock, no par value per share (the "Common Stock"), covered by the Company's Registration Statement on Form S-1 (No. 333-41497) (the "Registration Statement"), we, as counsel to the Company, have reviewed:

         1.       the Articles of Incorporation of the Company;

         2.       the Bylaws of the Company;

         3. a subsistence certificate with respect to the Company issued by the Pennsylvania Department of State on August 7, 1998;

         4.       the minute books of the Company;

         5. the Registration Statement, including the prospectus (the "Prospectus") contained therein; and
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Board of Directors
Mercer Insurance Group, Inc.
August 7, 1998
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         6.       the form of the certificates representing shares of the
                  Common Stock.

         Based upon our review of such documents, it is our opinion that:

         1. The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

         2. The 3,769,444 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued and sold against payment therefor, pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Opinions" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,


                                             STEVENS & LEE


                                             /s/ Stevens & Lee